EXHIBIT NO. 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby consent to the incorporation by reference in this Post Effective Amendment No. 2 Registration Statement on Form S-8 of our report dated February 14, 2003 relating to the financial statements which appear in the Company’s Annual Report on Form 10-K/A of United Retail Group, Inc. and Subsidiaries for the year ended February 1, 2003. We also consent to the reference to us under the heading “Experts” which appears in this Form S-8.

/s/PricewaterhouseCoopers LLP
New York, New York
August 12, 2003